UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2023

BrightSpire Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38377	38-4046290
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

590 Madison Avenue, 33rd Floor
New York, NY 10022
(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (212) 547-2631

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	BRSP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 16, 2023, BrightSpire Capital, Inc. (the “Company”) held its 2023 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders: (i) elected the six persons listed below as directors of the Company, each to serve until the Company’s 2024 annual meeting of stockholders and until his or her successor is duly elected and qualified; (ii) approved in an advisory vote the compensation paid to the Company’s named executive officers as of December 31, 2022; (iii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and (iv) did not approve articles of amendment (the “Charter Amendment”) to the Company’s Articles of Amendment and Restatement (as amended) (the “Charter”), as further described below.

Set forth below are the voting results for each of the proposals voted upon by the Company’s stockholders at the Annual Meeting:

Proposal 1 — Election of Directors

The following persons comprising the entire Board of Directors of the Company were duly elected as directors of the Company to serve until the Company’s 2024 annual meeting of stockholders and until his or her successor is duly elected and qualified, by the following vote:

Nominee	For	Withheld	Abstentions	Broker Non-Votes
Catherine D. Rice	75,350,566	951,115	191,426	25,588,258
Kim S. Diamond	74,779,574	1,498,220	215,313	25,588,258
Catherine Long	74,663,358	1,619,054	210,695	25,588,258
Vernon B. Schwartz	75,188,373	1,100,507	204,227	25,588,258
John E. Westerfield	70,335,472	5,945,432	212,203	25,588,258
Michael J. Mazzei	75,488,689	804,240	200,178	25,588,258

Proposal 2 — Approval (on an advisory, non-binding basis) of Executive Compensation

The Company’s stockholders approved (on an advisory, non-binding basis) the compensation of the Company’s named executive officers as of December 31, 2022 as described in the Compensation Discussion and Analysis and executive compensation tables of the proxy statement for the Annual Meeting. The table below sets forth the voting results for this proposal:

For	Against	Abstentions	Broker Non-Votes
72,683,759	3,305,114	504,234	25,588,258

Proposal 3 — Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, by the following vote:

For	Against	Abstentions	Broker Non-Votes
100,332,780	1,517,921	230,664	0

Proposal 4 — Approval of the Charter Amendment

The Company’s stockholders did not approve the Charter Amendment. The Charter Amendment would have eliminated the supermajority voting requirement in Article VIII of the Charter, so that any and all amendments to the Charter (except for those amendments permitted to be made without stockholder approval under Maryland law or by a specific provision in the Charter) would require the affirmative vote of a majority of all the votes entitled to be cast on the matter. The Charter Amendment required a two-thirds approval of all votes entitled to be cast on the matter. Votes “For” accounted for approximately 58% (i.e., less than the two-thirds threshold required) of all votes entitled to be cast on the matter, as set forth below:

For	Against	Abstentions	Broker Non-Votes
75,048,697	925,790	518,620	25,588,258

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2023	BRIGHTSPIRE CAPITAL, INC.

	By:	/s/ David A. Palamé
	Name:	David A. Palamé
	Title:	General Counsel and Secretary